UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Cullman Bancorp, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Federal	Applied For
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

316 Second Avenue S.W., Cullman, Alabama	35055
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☐	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☒

Securities Act registration statement file number to which this form relates: 333-160167

Securities to be registered pursuant to Section 12(b) of the Act.

None	N/A
(Title of Class)	(Name of Each Exchange on Which Each Class is to be Registered)

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.01

(Title of Class)

Item 1.	Description of Registrant’s Securities to be Registered.

For a description of the Registrant’s securities, reference is made to “Our Policy Regarding Dividends,” “The Reorganization and Stock Offering,” “Restrictions on Acquisition of Cullman Bancorp, Inc. and Cullman Savings Bank” and “Description of Capital Stock of Cullman Bancorp, Inc.” in the Registrant’s Registration Statement on Form S-1 (File No. 333-160167), as initially filed June 23, 2009 and as amended on July 31, 2009 and August 10, 2009, which is hereby incorporated by reference. For a description of the provisions of the Registrant’s Charter and Bylaws, reference is made to “Restrictions on Acquisition of Cullman Bancorp, Inc. and Cullman Savings Bank” and “Description of Capital Stock of Cullman Bancorp, Inc.” in the Registrant’s Registration Statement on Form S-1 (File No. 333-160167), as initially filed June 23, 2009 and as amended on July 31, 2009 and August 10, 2009, which is incorporated herein by reference.

Item 2.	Exhibits.

1.	Registration Statement on Form S-1 (File No. 333-160167), as initially filed June 23, 2009 and as amended on July 31, 2009 and August 10, 2009, which is incorporated herein by reference.

2.	Charter (incorporated by reference to Exhibit 3.1 of the Registration Statement on Form S-1 (File No. 333-160167), as initially filed June 23, 2009 and as amended on July 31, 2009 and August 10, 2009).

3.	Bylaws (incorporated by reference to Exhibit 3.2 of the Registration Statement on Form S-1 (File No. 333-160167), as initially filed June 23, 2009 and as amended on July 31, 2009 and August 10, 2009).

4.	Form of Common Stock Certificate (incorporated by reference to Exhibit 4 of the Registration Statement on Form S-1 (File No. 333-160167), as initially filed June 23, 2009 and as amended on July 31, 2009 and August 10, 2009).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

CULLMAN BANCORP, INC.

Date: October 8, 2009	By:	/S/ JOHN A. RILEY, III
John A. Riley, III
President and Chief Executive Officer